EXHIBIT 10.3

LICENSE AGREEMENT

THIS AGREEMENT made and entered into this 21st day of December, 2006, by and between

On one side, [**********] CONFIDENTIAL TREATMENT REQUESTED having address at FUNDACION FATRONIK, with a registered office in Paseo Mikeletegi, 7 Parque TecnolOgico MiramOn, E-20009, Donostia-San Sebastian, (Spain).

On the other, [**********] CONFIDENTIAL TREATMENT REQUESTED, having address at Adept Technology GmbH, Otto-Hahn-Str. 23, D – 44227 Dortmund, Germany.

The first, in the name and on behalf of FUNDACION FATRONIK, with a registered office in Paseo Mikeletegi, 7 Parque TecnolOgico MiramOn, E20009, Donostia-San Sebastian, (Spain) (hereinafter, “LICENSOR”)

And the second, in the name and on behalf of ADEPT TECHNOLOGY INC, a corporation organized and existing under laws of California, with a registered office in 3011 Triad Drive, Livermore, California, USA, (hereinafter LICENSEE).

Both parties mutually acknowledge their capacity for the present license agreement

[ ********** ] CONFIDENTIAL INFORMATION MARKED BY BRACKETS HAS BEEN OMITTED AND AN UNREDACTED VERSION FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

WHEREAS

I.	Both parties develop, license and sell products and technology in the robot and packaging industry.

II.	Licensor has developed a Parallel Robot (PAR 4 concept), hereinafter QUICKPLACER ROBOT.

III.	LICENSOR has filed a PCT application to patent the QUICKPLACER ROBOT, hereinafter the APPLICATION, enclosed in SCHEDULE I hereto.

IV.	LICENSEE is interested in obtaining a license of the aforementioned patent application and the related technology, in order to manufacture a standard product to be sold in the Territory specified in the present agreement.

NOW THEREFORE, LICENSOR and LICENSEE agree as follows:

FIRST,-OBJECT OF THE AGREEMENT

1.1	LICENSOR agrees to grant and does hereby grant to LICENSEE a [**********] LICENSE in respect of the patent application to manufacture, market, sell and service the QUICKPLACER ROBOT[**********] CONFIDENTIAL TREATMENT REQUESTED.

[ ********** ] CONFIDENTIAL INFORMATION MARKED BY BRACKETS HAS BEEN OMITTED AND AN UNREDACTED VERSION FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.2	The rights and obligations herein will also be applicable to the patents obtained as a result of the patent application which shall be listed in SI-LEDULE II hereto. Any such patents shall be subject to all of the terms and conditions of this agreement.

1.3	Furthermore, the license shall include all Know How and technical information that LICENSOR presently owns or has available, or that he will own or have available in the future, regarding the development, production and operation of the QUICKPLACER ROBOT.

1.4	LICENSEE shall be free to waive his right to exclusivity with respect to one or more countries at any time.

SECOND.- TERRITORY[**********] CONFIDENTIAL TREATMENT REQUESTED

THIRD.- EFFECTIVE DATE AND DURATION

3.1	The present Agreement shall enter into force at the date of its execution by the parties.

3.2	The present Agreement shall have an initial term of SIX YEARS which shall be automatically renewed for further one-year periods unless either party serves express notice of termination by writing, six months before the end of the initial term or any of the extensions thereof.

[ ********** ] CONFIDENTIAL INFORMATION MARKED BY BRACKETS HAS BEEN OMITTED AND AN UNREDACTED VERSION FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FOURTH.- EXCLUSIVITY

4.1

In return for the exclusivity granted, LICENSEE undertakes to sell a minimum quantity of the QUICKPLACER ROBOT [**********] CONFIDENTIAL TREATMENT REQUESTED. Introduction of the QUICKPLACER ROBOT in the market in every country shall take place no later than July 1St 2007.

4.2-4.5 [**********] CONFIDENTIAL TREATMENT REQUESTED

4.6	…unless LICENSEE pays — with respect to countries of his choice — the difference in license fees so that LICENSOR has received license fees as if the minimum sales numbers had been achieved.

4.7	…unless LICENSEE pays — with respect to countries of his choice — the difference in license fees so that LICENSOR has received license fees as if the minimum sales numbers had been achieved.

4.8	…unless LICENSEE pays — with respect to countries of his choice — the difference in license fees so that LICENSOR has received license fees as if the minimum sales numbers had been achieved.

[ ********** ] CONFIDENTIAL INFORMATION MARKED BY BRACKETS HAS BEEN OMITTED AND AN UNREDACTED VERSION FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FIFTH.- CONSIDERATION

5.1	In consideration for the present Agreement LICENSEE shall pay to LICENSOR an initial amount of 150,000 USD in cash. The payment will be due according the following schedule:

•	Date of execution of the contract: 50,000 US$

•	1ST February 2007: 50,000 US$

•	Manufacturing release and delivery of 1st revenue production unit (1st July 2007): 50,000 US$

5.2	In addition, LICENSEE shall pay to LICENSOR

5.2.1-3 [**********] CONFIDENTIAL TREATMENT REQUESTED

5.4	Payment of ongoing royalties will be on a quarterly basis by transfer to the bank account of the LICENSOR.

5.5	LICENSEE shall provide LICENSOR with a written report on a quarterly basis specifying:

the number of units of QUICKPLACER ROBOTS sold in the previous quarter in every country,

•	the net sales during such period, and

•	a calculation of the royalties due based thereon no later than four weeks after a given quarter is over.

[ ********** ] CONFIDENTIAL INFORMATION MARKED BY BRACKETS HAS BEEN OMITTED AND AN UNREDACTED VERSION FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.6	LICENSOR shall invoice the royalties to LICENSEE in sixty days payment terms.

5.7	Failure to comply with timely payment will result in the obligation of LICENSEE to pay interests at the legal rate per annum tom the date such royalty was due until the date of such remittance.

5.8	Once a year and upon fifteen days’ notice to LICENSEE, LICENSOR shall have the right to audit the books and records of the LICENSEE by a qualified accountant selected by LICENSOR, to the extent necessary to verify LICENSEE’s effected sales and payments of royalties. Such records shall be made available to LICENSOR’s accountant at LICENSEE’s designated office. LICENSEE will cooperate with and assist the accountant for the purpose of facilitating such audit. All copies and extracts shall remain confidential and shall not be disclosed to any third party. Access to such books and records shall be granted at the request of LICENSOR until one year after the expiry of the Agreement.

5.9	If as a result of such audit, LICENSOR’s accountant determines that the amount of royalties due was greater than the amount reported by LICENSEE in the quarterly statement provided pursuant to this agreement, LICENSOR shall promptly furnish to LICENSEE a copy of the report of its accountant setting forth the amount of deficiency showing and the basis upon which such deficiency was determined. LICENSEE shall promptly remit to LICENSOR a sum equal to the deficiency claimed, from the date such royalty was due until the date of such remittance. If the audit reveals the underpayment of more than 10% of the royalties due in any quarterly period, LICENSEE shall bear the costs of the audit.

5.10	The rights to all products and Know How regarding the QUICKPLACER ROBOT including new developments and Improvements, shall automatically be assigned and transferred to LICENSEE in case LICENSOR becomes subject to insolvency or liquidation proceedings. Should LICENSOR assign or otherwise transfer any of the patents or rights to the Know How to a third party, then LICENSEE’ s right hereunder shall continue to exist in full.

5.11	LICENSEE may market and sell the QUICKPLACER ROBOT under its own brand name and with LICENCEE’s logo and trademark/s.

SIXTH.- COSTS

6.1	The costs derived from the application, proceedings and keeping the patent in force in every new designated country shall be divided equally between the parties.

6.2	The costs derived from the application, proceedings and keeping the patent in force in Europe, USA and Canada will be carried by LICENSOR

6.3	The costs derived from the application, proceedings and keeping the patent in force in [**********] CONFIDENTIAL TREATMENT REQUESTED will be divided equally between parties.

6.4	The costs derived from the application, proceedings and keeping the patent in force in [**********] CONFIDENTIAL TREATMENT REQUESTED will be divided equally between parties.

6.5	[**********] CONFIDENTIAL TREATMENT REQUESTED

[ ********** ] CONFIDENTIAL INFORMATION MARKED BY BRACKETS HAS BEEN OMITTED AND AN UNREDACTED VERSION FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SEVENTH.- ENGINEERING SUPPORT

7.1	During the production period, which is assumed to take six months since the execution of the present agreement, LICENSOR shall provide LICENSSE with the following engineering support and assistance at LICENSOR’s expense:

•	Two engineers will provide support on frame design and general design.

•	One engineer to review designs, perform dynamic and structural analysis.

7.2	LICENSEE shall provide LICENSOR with a project plan that may be changed at LICENSEE’S discretion to better meet schedules.

7.3	The above mentioned personnel shall be dedicated to the production of the QUICKPLACER ROBOT and shall work according to the above-mentioned plans and schedules and following LICENSEE’s directions.

7.4	LICENSEE shall pay for the travel expenses of the above-mentioned personnel whereas LICENSOR shall bear the living expenses, should a displacement to Livermore, California, he necessary.

7.5	Moreover, LICENSOR shall provide 2-3 current or slightly modified prototype robot arms to LICENSEE at a reasonable cost and BOM with pricing provided LICENSEE specifies what components are required.

7.6	LICENSOR shall provide a current prototype of the QUICKPLACER ROBOT for the trade show taking place in Chicago as well as one engineer to support it.

EIGHTH.- INTELLECTUAL PROPERTY

8.1	SCHEDULE II hereto contains a complete and correct list of all the patent applications and/or patents concerning the QUICKPLACER ROBOT owned LICENSOR.

8.2	LICENSOR is the owner of the patent application(s) which is free and clear of any and all mortgages, liens, security interest and charges and no person or entity has or shall have any claim of ownership with respect to the application.

8.3	LICENSOR has not previously assigned or transferred the patent application(s), and has not granted to any third party any license with respect to the patent application(s) in any manner.

8.4	LICENSOR shall remain the owner of any and all know how, confidential information form, documents, performance specifications, prototypes, computer simulation models, current mechanism drawings, patents lists and documents or any other material or documents that he provides the LICENSEE with for the execution of the agreement.

8.5	LICENSOR shall be able to recover at any time the information, documents and materials provided during the term of the agreement and in any case, at the end of the agreement.

8.6	LICENSOR shall be the owner of the original QUICKPLACER ROBOT design. LICENSEE shall be the owner of all improvements to the original design. In any case, royalties to LICENSOR shall be paid based on the final design including improvements LICENSEE will engineer into the ROBOT.

8.7	LICENSOR, to the best of his knowledge, declares that as of the date on which this Agreement is executed, he has no reason to believe that the patent applications or the patents will infringe upon third parties’ rights and that he is not aware of any actions or has reason to believe that third parties might take actions to dispute or question the validity of the patent applications or the patents.

8.8	LICENSEE shall be and remain the owner of any and all Know How and intellectual property owned or created by LICENSEE before or during the term of this Agreement and LICENSOR shall not be entitled to disclose or sublicense it to third parties without prior written consent of LICENSEE.

NINTH.- CONFIDENTIALITY

9.1	During the term of this agreement and for a term of 3 years following termination, each party shall keep confidential, and shall not use or disclose, directly or indirectly any confidential information, or any knowledge, information, documents or materials in any form developed pr possessed by the other party.

9.2	Each party shall take all commercially reasonable steps and measures to protect confidential information, to prevent an unauthorised use and disclosure of such information and to prevent unauthorised persons or entities from obtaining or using such information.

9.3	Each party may disclose such information to its employees to the extent necessary to enable such party to perform its obligations hereunder, provided that such officers and employees have entered into an appropriate confidentiality agreement for secrecy and non-use. Each party shall be liable for any unauthorised use and disclosure of such information by its officers and employees.

9.4.	For the purpose of this Agreement, confidential information means all, financial, technical, operational, commercial, staff management and other information, data and know how which is directly or indirectly disclosed by either party. This shall not apply to information of which either party can show that it:

a)

was already in the public domain at the time of disclosure or entered the public domain thereafter without any act or failure to act by the respective party, or

b)

was already known to the respective party at the time of the disclosure and had not previously been obtained by it either directly or indirectly from the other party, or

c)

was after the disclosure made accessible to the respective party by a third party having no obligation of secrecy to the other party with respect thereto.

d)

was independently developed by the receiving party without a breach of this Agreement.

9.5	LICENSEE undertakes not offer an employment to any of LICENSOR’s employees without LICENSOR’s prior written consent.

TENTH.- PRICING

10.1	LICENSOR will be part of a JV company, hereinafter JV.

10.2	LICENSEE shall apply a [**********] CONFIDENTIAL TREATMENT REQUESTED pricing to LICENSOR based on LICENCEE’s [**********] CONFIDENTIAL TREATMENT REQUESTED.

d)	10.2.1-2 [**********] CONFIDENTIAL TREATMENT REQUESTED

ELEVENTH.- OPTION TO PURCHASE THE PATENTS

11.1	LICENSOR grants LICENCEE an option to purchase the patent rights regarding the QUICKPLACER ROBOT indicated in SCHEDULE 2 hereto that may be in force at the time of purchase.

11.2	LICENSEE shall exercise this option during the first 6 YEARS after the execution of the present contract by providing written notice thereof to LICENSOR.

11.3	The purchase price of the patent/s listed in SCHEDULE 2 hereto shall be [**********] CONFIDENTIAL TREATMENT REQUESTED

TWELF’T’H.- INFRINGEMENT OF RIGHTS, INDEMNIFICATION

12.1	Each party shall notify the other promptly of any actual or threatened infringement, imitations or any other use of the patents of which they become aware in order to jointly decide whether to take legal action against the infringer.

[ ********** ] CONFIDENTIAL INFORMATION MARKED BY BRACKETS HAS BEEN OMITTED AND AN UNREDACTED VERSION FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.2	Failing to reach an agreement, LICENSOR shall, upon request made by LICENSEE and in line with LICENSEE’s instructions, file actions against the infringement of the patent rights, and LICENSEE shall bear the costs deriving from such action. If the involvement of the other party should be necessary for legal reasons in any country, then that party shall become involved, and the party interested in the proceedings shall bear all costs and expenses, receiving any compensation awarded.

12.3	The same rule shall apply in the event of the validity of the patents being challenged.

12.4	LICENSOR hereby indemnifies and holds LICENSEE harmless against any and all actions, suits, claims, or demands whatsoever, including any losses, damages, costs and expenses including reasonable attorneys’ fees connected therewith, which it may incur or as to which it may become liable to pay by reason of any action, claim, suit, or demand for infringement of intellectual property rights because of the manufacture, use, sale or maintenance of PRODUCTS, provided that LICENSOR shall be promptly notified of any such action, suit, claim, or demand, and shall have a full right and opportunity to defend such action, claim, suit or demand. Also, LICENSOR shall at all times indemnify, defend and hold LICENSEE harmless from any losses, damages, costs and expenses including reasonable attorneys’ fees sustained by, including, but not limited to, LICENSEE (including its subcontractors), purchasers, customers and/or end-users of the PRODUCTS, or any person/entity arising out of any claim, suit or action alleging defect in PRODUCTS as a result of any inaccurate, erroneous or incomplete technical information received from LICENSOR. In all respects, LICENSOR’s and LICENSEE’s responsibility shall be limited to damages that were caused intentionally or by gross negligence, and the amount of compensation shall in all cases be limited to such damages which may typically and foreseeably occur in the context of a contract like this AGREEMENT and in the course of its performance.

THIRTEENTH.- EFFECTS OF THE AGREEMENT

13.1	The present Agreement is binding upon the contracting parties and their successors in title.

13.2	The present Agreement is made in view of the circumstances of LICENSEE and the latter may not, therefore assign the rights and obligations arising from this Agreement nor grant a sublicense without the prior written consent of LICENSOR. LICENSEE shall at all times be free to assign his rights under this Agreements, whether in part or in total, to an affiliated company or a JV company in which LICENSEE holds shares.

FOURTEENTH.- CONTRACT TERMINATION AND EFFECTS

14.1	The present agreement shall be terminated:

•	If both parties so agree

•	Upon expiry of the term of the agreement.

•	Upon a material breach of any of the contractual obligations herein set forth.

•

Upon termination and/or invalidity of the patent/s for any cause or rejection of the patent application/s. Invalidity in a specific jurisdiction shall not affect the validity of the Contract in other countries.

•	If either party should file a petition for suspension of payments or in bankruptcy, its liquidation or dissolution is decreed, or it comes under some form of receivership.

14.2	If either party fails to perform any of the obligations herein contained, the aggrieved party may, by notice, request the other party to put right such failure within thirty days. The agreement shall only be terminated if the failure is not remedied within such period.

14.3	Upon teimination of the agreement for any cause, all its effects shall expire and LICENSEE shall cease from the use of the patent application or registration. If and when one or more of the reasons for termination set forth in the last two bullet points of Sect. No. 1 applies, the right of LICENSEE to manufacture, distribute and sell the QUICKPLACER ROBOT in the particular jurisdiction(s) and to make use of the Know-How acquired in the course of performing this Agreement, shall thereby not be affected.

14.4	LICENSOR shall not be held responsible in the event of termination of the agreement due to the refusal of the patent application or the invalidity of the patent in any jurisdiction, nor shall be obliged to return any sums received during the term of the agreement.

14.5	LICENSEE guarantees that no information received by LICENSOR will be used , directly or indirectly, to develop a product that may infringe LICENSOR’ s patent rights and/or rights resulting from patent applications.

FIFTEENTH.- GOVERNING LAW AND JURISDICTION

15.1	This agreement shall be performed and interpreted in accordance with the Laws of Switzerland. The original version is in English language and any translation is being provided for interpretation purposes only. In the event of a conflict of interpretation of the present contract, the English version shall prevail.

15.2	Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the International Chamber of Commerce in Paris (“ICC”), which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be London. The language to be used in the arbitral proceedings shall be English. The governing law of the contract shall be the substantive law of Switzerland.

SIXTEENTH.- MISCELLANEOUS PROVISIONS

16.1	Any modification of this Agreement shall he made in writing signed by the parties and shall clearly express the intention to amend.

16.2	The invalidity of any clause or sub-clause or a part thereof in this agreement shall not affect the continuing enforceability and validity of the remaining provisions.

16.3	Should LICENSOR cease to exist, the patent rights as listed in Schedule II to this Agreement shall, to the extent they are still in force, automatically pass to LICENSEE. In the event that prior to such occurrence the patent rights have been transferred or assigned to a third party, such third party shall be bound by this Agreement in all respects.

16.4	Failure to enforce or waiver of any clause herein contained at any time by either party shall not affect the enforceability of such clause or be construed as a waiver of such clause to a future date.

16.5	NOTICES AND THEIR LANGUAGE

16.5.1	Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally, or sent by courier or fax transmission (to be affirmed in writing) to the following addresses:

For the LICENSOR:	FUNDACION FATRONIK Paseo Mikeletegi 7 Parque Tecnologico Miramon E – 20009 Donostia-San Sebastian

Facsimile:

For the LICENSEE:	ADEPT TECHNOLOGY INC. 3011 Triad Drive

Facsimile:	USA – Livermore, California +1.925.245.3510

A copy should be sent by fax transmission to

Adept Technology GmbH Otto-Hahn-Str. 23 D – 44227 Dortmund Germany +49 231 75894-50

Facsimile:

Or to such other addresses as the recipient may notify or may have notified in writing.

Proof of posting or dispatch of any notice or communication to the Borrower shall be deemed to be proof of receipt in the case of a letter, on the seventh business day in the country of receipt after posting and in the case of a fax transmission or cable on the business day in the country of receipt immediately following the date of its dispatch.

16.5.2	Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

In WITNESS WHEREOF, the parties hereto, confirming, ratifying and accepting the contents hereof, have hereunto affixed their signatures on the date first above written.

/s/ Adept Technology GmbH	/s/ Fatronik
Adept Technology Inc. 3011 Triad Drive, Livermore, CA 94551 USA	Fatronik Paseo Mikeletegi, 7 – Parque Tecnologico E-20009 Donostia – San Sebastian Spain